UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York 12110

(Address of Principal Executive Offices) (Zip Code)

(518) 782-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 24, 2014, Plug Power Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Barclays Capital Inc. as the representatives for the several underwriters named therein (the “Underwriters”) to issue and sell 22,600,000 shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company in a public offering pursuant to an automatic shelf registration statement on Form S-3 (File No. 333-195431) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission (the “Offering”). In addition, the Company granted the Underwriters an option to purchase, for a period of 30 calendar days from April 24, 2014, up to an additional 3,390,000 shares of Common Stock. The Company estimates that the net proceeds from the Offering, after deducting underwriting discounts and estimated offering expenses, will be approximately $116.3 million, or approximately $133.9 million if the Underwriters exercise in full their option to purchase the additional shares of Common Stock.

The Offering is expected to close on April 30, 2014, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties, and termination provisions.

The Underwriting Agreement is attached hereto as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

A copy of the opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Common Stock in the Offering is attached as Exhibit 5.1 hereto. A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Offering and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

On April 24, 2014, the Company issued a press release announcing the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement dated as of April 24, 2014 by and between Plug Power Inc. and Morgan Stanley & Co. LLC and Barclays Capital Inc. as representatives of the several underwriters named therein.

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)

99.1	Press release of Plug Power Inc. issued April 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: April 25, 2014	By:	/s/ Andrew Marsh
Andrew Marsh, President and Chief Executive Officer.

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated as of April 24, 2014 by and between Plug Power Inc. and Morgan Stanley & Co. LLC and Barclays Capital Inc. as representatives of the several underwriters named therein.

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)

99.1	Press release of Plug Power Inc. issued April 24, 2014

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